JUNIOR
SECURITY AGREEMENT

between

SUNSET BRANDS, INC.
U.S. MILLS, INC.

and

IBF FUND LIQUIDATING LLC

Dated as of
November 10, 2005

SECURITY AGREEMENT

i

	5.17	Insurance	15
	5.18	Names; Location of Offices, Records and Collateral	15
	5.19	Intentionally Omitted	15
	5.20	Intentionally Omitted	15
	5.21	Survival	15

VI.	AFFIRMATIVE COVENANTS		15

	6.1	Financial Statements, Financial Reports and Other Information	15
	6.2	Payment of Obligations	17
	6.3	Conduct of Business and Maintenance of Existence and Assets	17
	6.4	Compliance with Legal and Other Obligations	17
	6.5	Insurance	18
	6.6	True Books	18
	6.7	Inspections; Periodic Audits and Reappraisals	18
	6.8	Further Assurances; Post Closing	19
	6.9	Payment of Indebtedness	19
	6.10	Lien Searches	19
	6.11	Intentionally Omitted	19
	6.12	Collateral Documents; Security Interest in Collateral	19
	6.13	Intentionally Omitted	20
	6.14	Taxes and Other Charges	20
	6.15	Payroll Taxes	20
	6.16	Inventory Covenants	21

VII.	NEGATIVE COVENANTS		21

	7.1	Financial Covenants	21
	7.2	Permitted Indebtedness	21
	7.3	Permitted Liens	22
	7.4	Investments; New Facilities or Collateral; Subsidiaries	22
	7.5	Dividends; Redemptions	23
	7.6	Transactions with Affiliates	23
	7.7	Charter Documents; Fiscal Year; Name; Jurisdiction of Organization;
		Dissolution; Use of Proceeds	24
	7.8	Truth of Statements	24
	7.10	Transfer of Assets	24

VIII.	EVENTS OF DEFAULT		25

IX.	RIGHTS AND REMEDIES AFTER DEFAULT		28

	9.1	Rights and Remedies	28
	9.2	Application of Proceeds	29
	9.3	Rights of Debenture Holder to Appoint Receiver	29
	9.4	Rights and Remedies not Exclusive	29

X.	WAIVERS AND JUDICIAL PROCEEDINGS		30

	10.1	Waivers	30
	10.2	Delay; No Waiver of Defaults	30
	10.3	Jury Waiver	30
	10.4	Cooperation in Discovery and Litigation	31

ii

XI.	EFFECTIVE DATE AND TERMINATION		31

	11.1	Termination and Effective Date Thereof	31
	11.2	Survival	31

XII.	MISCELLANEOUS		32

	12.1	Governing Law; Jurisdiction; Service of Process; Venue	32
	12.2	Successors and Assigns; Participations; New Debenture Holders	32
	12.3	Application of Payments	33
	12.4	Indemnity	33
	12.5	Notice	34
	12.6	Severability; Captions; Counterparts; Facsimile Signatures	34
	12.7	Expenses	34
	12.8	Entire Agreement	35
	12.9	Debenture Holder Approvals	35
	12.10	Confidentiality and Publicity	35
	12.11	Release of Debenture Holder	36
	12.12	Agent	36
	12.13	Agreement Controls	36
	12.14	Master Subordination Agreement	38
	ANNEX I		1
	FINANCIAL COVENANTS		1
	1)	Minimum EBITDA	1
	2)	Maximum Senior Leverage Ratio (Senior Debt to EBITDA)	1
	3)	Fixed Charge Coverage Ratio (EBITDA/Fixed Charges)	1
	APPENDIX A		1
	DEFINITIONS		1

iii

JUNIOR SECURITY AGREEMENT

                    THIS JUNIOR SECURITY AGREEMENT (the “Agreement”) dated as of November 10, 2005, is entered into between U.S. MILLS, INC., a Delaware corporation (“Borrower”), SUNSET BRANDS, INC. a Nevada corporation (“Guarantor”, and together with Borrower, jointly and severally, the “Obligors”), and IBF FUND LIQUIDATING LLC, a Delaware limited liability company, as holder of the Convertible Debentures (as defined below) (the “Debenture Holder”).

                    WHEREAS, pursuant to that certain Amended and Restated Acquisition Agreement and Plan of Merger dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), by and among Borrower, Guarantor, Debenture Holder and USM Acquisition Sub, Inc. (“Merger Sub”), Guarantor will acquire Borrower by merger (the “Acquisition”).

                    WHEREAS, pursuant to the terms of the Acquisition Agreement, Guarantor shall issue to the Debenture Holder Secured Convertible Debentures dated the date hereof in the aggregate original principal amount of $5,000,000 (as such may be replaced, substituted or reissued from time to time in accordance with their terms, collectively, the “Convertible Debentures”) which are convertible into the common stock of Guarantor, as payment of a portion of the consideration for the Acquisition;

                    WHEREAS, the Obligors are party to that certain Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Guarantor and CapitalSource Finance LLC, as lender (“CapitalSource”).

                    WHEREAS, the Obligors are party to that Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Borrower, Guarantor and IBF Fund Liquidating LLC, as seller (“Seller”).

                    WHEREAS, Debenture Holder is party to that certain Master Subordination and Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Master Subordination Agreement”), by and among Seller (as defined therein) Debenture Holder, Guarantor, Borrower and CapitalSource.

                    WHEREAS, Debenture Holder is party to that certain Junior Subordination and Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Subordination Agreement”), by and among Seller (as defined therein), Debenture Holder, Guarantor and Borrower.

                    WHEREAS, in order to induce Debenture Holder to enter into the Acquisition Agreement and to accept the Convertible Debentures as payment of a portion of the consideration for the Acquisition, the Obligors have agreed to grant to Debenture Holder a continuing security interest in and to the Collateral in order to secure the Obligations, by the granting of the security interests contemplated by this Agreement.

                    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Obligors and Debenture Holder hereby agree as follows:

I. DEFINITIONS

1.1 General Terms

                    For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A and Annex I hereto shall have the meanings given such terms in Appendix A and Annex I, which are incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined herein shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, Annex I, any agreement, contract or instrument referred to herein or in Appendix A or Annex I shall mean such agreement, contract or instrument as modified, amended, restated or supplemented from time to time. Unless otherwise specified, as used in the Debenture Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Debenture Documents, all accounting terms not defined in Appendix A, Annex I or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP. References herein to “Eastern Time” shall mean eastern standard time or eastern daylight savings time as in effect on any date of determination in the eastern United States of America.

II. PAYMENTS AND COLLATERAL

2.1 Intentionally Omitted

2.2 Intentionally Omitted

2.3 Intentionally Omitted

2.4 Intentionally Omitted

2.5 Intentionally Omitted

2.6 Intentionally Omitted

2.7 Intentionally Omitted

2.8 Intentionally Omitted

2.9 Intentionally Omitted

2.10 Intentionally Omitted

2.11 Intentionally Omitted

2.12 Intentionally Omitted

2.13 Grant of Security Interest; Collateral

                    (a) To secure the payment and performance of the Obligations, each Obligor hereby grants to Debenture Holder a continuing security interest in and Lien upon, and pledges to Debenture Holder, all of its right, title and interest in and to the following (collectively and each individually, the “Collateral”), which security interest is intended to be senior in priority to all other security interests except with respect to the security interest granted to CapitalSource pursuant to the terms of the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) and with respect to the security interest granted to Seller pursuant to the terms of the Security Agreement and other Security Documents (as defined in the Security Agreement):

                              (i) all of such Obligor’s tangible personal property, including without limitation all present and future Inventory, Goods, and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

                               (ii) all of such Obligor’s intangible personal property, including without limitation all present and future Accounts, contract rights, Permits, General Intangibles, Payment Intangibles, Chattel Paper, Documents, Documents of Title, Instruments, Securities, Financial Assets, Deposit Accounts, Investment Property, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                               (iii) all of such Obligor’s present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Obligor; provided, however, that Debenture Holder shall not have a security interest in any rights under any Government Contract of such Obligor or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained; and

                               (iv) any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

                    (b) Notwithstanding the foregoing provisions of this Section 2.13, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any General Intangibles of such Obligor to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral.”

                    (c) In addition to the foregoing, to secure the payment and performance of the Obligations, Guarantor has pledged to Debenture Holder all of the securities Guarantor owns in direct subsidiaries of Guarantor pursuant to the Stock Pledge Agreement.

                    (d) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office, and proper delivery of the necessary stock certificates, without any further action, Debenture Holder will have a good, valid and perfected Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Debenture Holder, and/or (ii) in connection with Permitted Liens.

2.14 Collateral Administration

                    (a) All Collateral (except Deposit Accounts) will at all times be kept by the Obligors at the locations set forth on Schedule 5.18B hereto and shall not, without forty calendar days prior written notice to Debenture Holder, be moved therefrom, and in any case shall not be moved outside the continental United States.

                    (b) Each Obligor shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Debenture Holder on such periodic bases as Debenture Holder may request.

                    (c) Whether or not an Event of Default has occurred, any of Debenture Holder’s officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Debenture Holder, any designee of Debenture Holder or either Obligor, to verify the validity, amount or any other matter relating to any Accounts of either Obligor. The Obligors shall cooperate fully with Debenture Holder in an effort to facilitate and promptly conclude such verification process.

                    (d) To expedite collection, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, the Obligors shall endeavor in the first instance to make collection of its Accounts for Debenture Holder. Subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, Debenture Holder shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors owing Accounts to either Obligor that their Accounts have been assigned to Debenture Holder and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney’s fees, to the Obligors.

                    (e) As and when determined by Debenture Holder in its sole discretion, Debenture Holder will perform the searches described in clauses (i) and (ii) below against the Obligors (the results of which are to be consistent with the Obligors’ representations and warranties under this Agreement), all at the Obligors’ expense: (i) UCC searches with the Secretary of State of the jurisdiction of organization of the Obligors and the Secretary of State and local filing offices of each jurisdiction where the Obligors maintain their respective executive offices, a place of business or assets; (ii) lien searches with the United States Patent and Trademark Office and the United States Copyright Office;and (iii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

                    (f) Upon notice from Debenture Holder that the Master Subordination Agreement and the Junior Subordination Agreement have been terminated, each Obligor (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor that Debenture Holder has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and each Obligor hereby authorizes Debenture Holder, upon any failure to send such notices and directions within fifteen calendar days after the date of this Agreement (or fifteen calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Debenture Holder to create and perfect Debenture Holder’s lien on any collateral and effectuate the intentions of the Debenture Documents. Upon notice from Debenture Holder that the Master Subordination Agreement and the Junior Subordination Agreement have been terminated, each Obligor shall immediately deliver to Debenture Holder all items for which Debenture Holder must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral (collectively, “Control Collateral”). Until such time as the Master Subordination Agreement has terminated, all Control Collateral shall be held by CapitalSource for the benefit of Seller and Debenture Holder for the purpose of perfecting Seller’s and Debenture Holder’s security interest therein. Concurrently with the termination of the Master Subordination Agreement, CapitalSource shall deliver all Control Collateral to Seller. After the termination of the Master Subordination Agreement and until such time as the Junior Subordination Agreement has terminated, all Control Collateral shall be held by Seller for the benefit of Debenture Holder for the purpose of perfecting Debenture Holder’s security interest therein. Concurrently with the termination of the Junior Subordination Agreement, Seller shall deliver all Control Collateral to Debenture Holder.

2.15 Power of Attorney

                    Debenture Holder is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Obligor (without requiring Debenture Holder to act as such) with full power of substitution to, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give Debenture Holder under any of the Debenture Documents; and (iii) do such other and further acts and deeds in the name of such Person that Debenture Holder may deem necessary or desirable to enforce any Account or other Collateral or to perfect Debenture Holder’s security interest or lien in any Collateral. If any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Debenture Holder, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Debenture Holder’s officers or authorized signatories (without requiring any of them to do so), direct, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

2.16 Lockbox Accounts

                    Borrower shall maintain one or more lockbox accounts (individually and collectively, the “Lockbox Account”) with one or more banks acceptable to Debenture Holder (each, a “Lockbox Bank”), and shall execute with each Lockbox Bank one or more agreements acceptable to Debenture Holder (individually and collectively, the “Lockbox Agreement”), and such other agreements related thereto as Debenture Holder may require. Borrower shall ensure that all collections of Borrower’s Accounts and all other cash payments received by Borrower are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account; provided, however, that all invoices for Borrower’s Accounts shall bear Borrower’s name as the addressee for payments thereunder. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained at a financial institution approved in advance by Debenture Holder (the “Concentration Account”). The Concentration Account shall be subject at all times to a deposit account control agreement in form and substance satisfactory to Debenture Holder which perfects the Debenture Holders security interest in the Concentration Account. Notwithstanding and without limiting any other provision of any Debenture Document, upon the occurrence and during the continuance of an Event of Default, Debenture Holder shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.16 in such order and manner as determined by Debenture Holder. To the extent that any Accounts are collected by Borrower or any other cash payments received by Borrower are not sent directly to the appropriate Lockbox Account but are received by Borrower or any of Borrower’s Affiliates, such collections and proceeds shall be held in trust for the benefit of Debenture Holder and immediately remitted (and in any event within two Business Days), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account. Borrower acknowledges and agrees that compliance with the terms of this Section 2.16 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Debenture Holder may have hereunder, under any other Debenture Document, under applicable law or at equity, upon each and every failure by Borrower or any of Borrower’s Affiliates to comply with any such terms Debenture Holder shall be entitled to assess the Lockbox Non-Compliance Fee which shall operate to increase the interest rate payable with respect to the Convertible Debentures by one percent per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared, provided that nothing shall prevent Debenture Holder from considering any failure to comply with the terms of this Section 2.16 to be a Default or an Event of Default. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, Borrower and Borrower’s Affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Debenture Holder in its sole discretion. The provisions of this Section 2.16 shall not become operative until the termination of the Master Subordination Agreement and the Junior Subordination Agreement, and until such time, the Lockbox Accounts of Borrower shall be controlled by CapitalSource for the purpose of perfecting Seller’s and Debenture Holder’s security interest therein. Upon or promptly after termination of the Master Subordination Agreement and the Junior Subordination Agreement, Borrower shall obtain in favor of Debenture Holder an authenticated Lockbox Agreement from each bank holding a Lockbox Account that, immediately prior to such termination, was subject to a Lockbox Agreement in favor of Seller.

2.17 Other Mandatory Prepayments

                    In addition to and without limiting any provision of any Debenture Document:

                     (a) if a Change of Control occurs, on or prior to the third Business Day following the date of such Change of Control, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, Borrower shall prepay the Obligations, in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Debenture Holder under the Debenture Documents; and

                    (b) if Borrower (i) sells any of its assets or properties other than in the ordinary course of its business, (ii) sells or issues any subordinated debt other than the transactions set forth on Schedule 2.17 or (iii) receives any property damage insurance award which is not used to repair or replace the property covered thereby or incurs any Indebtedness except for Permitted Indebtedness, then, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, it shall apply 100% of the proceeds thereof to the prepayment of the Obligations owing to Debenture Holder under the Debenture Documents, such payment to be applied at such time and in such manner and order as Debenture Holder shall decide in its sole discretion.

2.18 Payments by Debenture Holder

                    Should any amount required to be paid under any Debenture Document be unpaid, such amount may be paid by Debenture Holder, which payment shall be added to the outstanding principal amount of the Convertible Debentures as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Debenture Holder by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Debenture Holder or any other Person shall entitle any Person to be subrogated to the rights of Debenture Holder under any Debenture Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Debenture Holder as a result of Borrower’s or Guarantor’s failure to pay, perform or comply with any Debenture Document or any of the Obligations may be added to the outstanding principal amount of the Convertible Debentures and added to the Obligations.

III. INTENTIONALLY OMITTED

IV. CONDITIONS PRECEDENT

4.1 Conditions to Closing

                    The obligations of Debenture Holder to consummate the transactions contemplated herein and in the Acquisition Agreement, are subject to the satisfaction, in the sole judgment of Debenture Holder, of the following:

                    (a) (i) Each Obligor shall have delivered to Debenture Holder (A) the Debenture Documents to which it is a party, each duly executed by an authorized officer of such Obligor and the other parties thereto (including the Stock Pledge Agreement and the Intellectual Property Security Agreement) (B) intentionally omitted, (C) audited annual consolidated and consolidating financial statements of Borrower for Borrower’s most recently ended fiscal year, including notes thereto, consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, retained earnings, cash flows and owner’s equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm reasonably satisfactory to Debenture Holder in accordance with GAAP consistently applied with prior periods, and (D) unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings, cash flows and owner’s equity for the period from the beginning of the current fiscal year through the end of the most recently ended calendar month, which financial statements shall be prepared in accordance with GAAP consistently applied with prior periods;

                    (b) all in form and substance satisfactory to Debenture Holder in its sole discretion, Debenture Holder shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to each Obligor in each jurisdiction determined by Debenture Holder in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Debenture Document or under law or requested by Debenture Holder to be filed, registered or recorded to create in favor of Debenture Holder, a perfected security interest upon the Collateral that is senior in priority to all other security interests except with respect to the security interest granted to CapitalSource pursuant to the terms of the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) and with respect to the security interest granted to Seller pursuant to the terms of the Security Agreement and other Security Documents (as defined in the Security Agreement), and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

                    (c) Debenture Holder shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Debenture Holder, (ii) a certificate of the corporate secretary or assistant secretary of each Obligor dated the Closing Date, as to the incumbency and signature of the Persons executing the Debenture Documents, in form and substance acceptable to Debenture Holder, and (iii) the written legal opinion of counsel for Borrower, in form and substance satisfactory to Debenture Holder and its counsel;

                    (d) Debenture Holder shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of Borrower, in form and substance satisfactory to Debenture Holder (each, a “Solvency Certificate”), certifying (i) the solvency of such Person after giving effect to the transactions contemplated by the Debenture Documents, and (ii) as to such Person’s financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and after giving effect to such transactions contemplated herein and in the Acquisition Agreement: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

                     (e) Debenture Holder shall have completed examinations, the results of which shall be satisfactory in form and substance to Debenture Holder, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Obligor, and each such Person shall have demonstrated to Debenture Holder’s satisfaction that (i) its operations comply, in all respects deemed material by Debenture Holder, in its sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Debenture Holder, in its sole judgment, and (iii) it has no liability (whether contingent or otherwise) that is deemed material by Debenture Holder, in its sole judgment;

                    (f) Debenture Holder shall have received all fees, charges and expenses payable to Debenture Holder on or prior to the Closing Date pursuant to the Debenture Documents;

                    (g) all in form and substance satisfactory to Debenture Holder in its sole discretion, Debenture Holder shall have received such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on Schedule 5.4, from such third parties as Debenture Holder and its counsel shall determine are necessary or desirable with respect to (i) the Debenture Documents and/or the transactions contemplated thereby, and/or (ii) claims against either Obligor or the Collateral;

                    (h) Each Obligor shall be in compliance with Section 6.5, and Debenture Holder shall have received copies of all insurance policies or binders, original certificates of all insurance policies of the Obligors confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and endorsements of such policies issued by the applicable Insurers and in each case naming Debenture Holder as loss payee or additional insured, as appropriate;

                    (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Debenture Documents (including, but not limited to, those relating to corporate and capital structures of each Obligor) shall be satisfactory to Debenture Holder;

                    (j) Debenture Holder shall have received, in form and substance satisfactory to Debenture Holder, (i) evidence of the repayment in full and termination of all current indebtedness and obligations being paid off at Closing and all related documents, agreements and instruments and of all Liens, security interests and Uniform Commercial Code financing statements relating thereto, and (ii) release and termination of any and all Liens, security interest and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens);

                    (k) Debenture Holder shall have received a fully executed copy of the Credit Agreement (including all schedules, annexes, appendices and other attachments thereto).

                    (l) Guarantor shall have received a minimum equity infusion of $1,500,000 in a form, and under terms and conditions, acceptable to Debenture Holder in its sole discretion;

                    (m) Debenture Holder shall have received such other documents, certificates, information or legal opinions as Debenture Holder may reasonably request, all in form and substance reasonably satisfactory to Debenture Holder;

                    (n) Guarantor shall have issued the Convertible Debentures in favor of the Debenture Holder on terms and conditions acceptable to the Debenture Holder in its sole discretion;

                    (o) the Obligors shall have issued subordinated promissory notes in favor of the Debenture Holder in the amounts of $5,000,000 and $1,000,000, respectively, on terms and conditions acceptable to the Debenture Holder in its sole discretion;

                    (p) Borrower shall have issued to Seller Series B preferred stock having an aggregate value equal to $1,500,000, plus the additional Series B preferred stock issued to Seller with respect to the Working Capital Adjustment under the Acquisition Agreement;

                    (q) each of the representations and warranties made by each Obligor in or pursuant to this Agreement shall be accurate, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the transactions contemplated herein and in the Acquisition Agreement;

                    (r) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to either Obligor of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

                    (s) Debenture Holder shall have received duly executed signature pages from all other parties to the Junior Subordination Agreement and the Prepayment Letter Agreement.

                    (t) Debenture Holder shall have received a copy of an order entered in the bankruptcy case for InterBank Funding Corp. (Case No. 02-41590-brl in the Southern District of New York) approving the revised terms of the Acquisition Agreement and otherwise in form and detail satisfactory to Debenture Holder (the “Sale Order”); and

                    (u) No appeal of the Sale Order or stay of the transactions covered by the Sale Order shall have occurred prior to the Closing.

V. REPRESENTATIONS AND WARRANTIES

                    Each Obligor, jointly and severally, represents and warrants as of the date hereof, the Closing Date, as follows:

          5.1 Organization and Authority

          Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its state of formation. Each Obligor (i) has all requisite corporate or entity power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Debenture Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify would reasonably be likely to have a Material Adverse Effect, and (iii) has all requisite power and authority (A) to execute, deliver and perform the Debenture Documents to which it is a party, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Debenture Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Obligor is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an “investment company.”

          5.2 Debenture Documents

                    The execution, delivery and performance by each Obligor of the Debenture Documents to which it is a party, and the consummation of the transactions contemplated thereby, (i) have been duly authorized by all requisite action of each such Person and have been duly executed and delivered by or on behalf of each such Person; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any such Person or any of their respective properties, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any such Person, or any agreement between any such Person and its respective stockholders, members, partners or equity owners or among any such stockholders, members, partners or equity owners; (iii) except as set forth in Schedule 5.2, are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which any such Person is a party, or by which the properties or assets of such Person are bound; (iv) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any such Person, and (v) except as set forth on Schedule 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Debenture Documents to which each Obligor is a party will constitute the legal, valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

          5.3 Subsidiaries, Capitalization and Ownership Interests

                    Except as listed on Schedule 5.3, each Obligor has no Subsidiaries. Schedule 5.3 states the authorized and issued capitalization of each Obligor, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of each Obligor and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing). The ownership or partnership interests of each Obligor that is a limited partnership or a limited liability company are not certificated, the documents relating to such interests do not expressly state that the interests are governed by Article 8 of the Uniform Commercial Code, and the interests are not held in a securities account. The outstanding equity securities and/or ownership, voting or partnership interests of each Obligor have been duly authorized and validly issued and are fully paid and nonassessable, and each Person listed on Schedule 5.3 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Security Documents. Schedule 5.3 also lists the directors, members, managers and/or partners of each Obligor. Except as listed on Schedule 5.3, no Obligor owns an interest in, participate in or engage in any joint venture, partnership or similar arrangements with any Person.

          5.4 Properties

                    Each Obligor (i) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (ii) is in compliance in all material respects with each lease to which it is a party or otherwise bound. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, each Obligor and all leases (including leases of leased real property) covering or with respect to such properties and assets all warehouses, fulfillment houses or other locations at which any of such Obligor’s Inventory is located. Each Obligor enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

          5.5 Other Agreements

                    No Obligor is (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would affect its ability to execute and deliver, or perform under, any Debenture Document or to pay the Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period would reasonably be likely to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period would reasonably be likely to have a Material Adverse Effect; or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, management or service fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility.

          5.6 Litigation

                    There is no action, suit, proceeding or investigation pending or, to their knowledge, threatened against either Obligor that (i) questions or could prevent the validity of any of the Debenture Documents or the right of either Obligor to enter into any Debenture Document or to consummate the transactions contemplated thereby, (ii) would reasonably be likely to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (iii) would reasonably be likely to result in any Change of Control or other change in the current ownership, control or management of either Obligor. Neither Obligor is aware that there is any basis for the foregoing. Neither Obligor is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by either Obligor currently pending. Neither Obligor has an existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

          5.7 Hazardous Materials

                    Each Obligor is in compliance in all material respects with all applicable Environmental Laws. Neither Obligor has been notified of any action, suit, proceeding or investigation (i) relating in any way to compliance by or liability of such Obligor under any Environmental Laws, (ii) which otherwise deals with any Hazardous Substance or any Environmental Law, or (iii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

          5.8 Potential Tax Liability; Tax Returns; Governmental Reports

                    (a) Except as disclosed in Schedule 5.8, neither Obligor (i) has received any oral or written communication from the Internal Revenue Service with respect to any investigation or assessment relating to such Obligor directly, or relating to any consolidated tax return which was filed on behalf of such Obligor, (ii) is not aware of any year which remains open pending tax examination or audit by the IRS, and (iii) is not aware of any information that could give rise to an IRS tax liability or assessment.

                    (b) Except as disclosed in Schedule 5.8, each Obligor (i) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by such Obligor, (ii) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that such Obligor is currently contesting in good faith with adequate reserves under GAAP, which contested items are described on Schedule 5.8.

          5.9 Financial Statements and Reports

                    All financial statements and financial information relating to each Obligor that have been or may hereafter be delivered to Debenture Holder by such Obligor are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods. Neither Obligor has any material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Debenture Holder, there has not occurred any Material Adverse Change, Material Adverse Effect to such Obligor’s knowledge, any other event or condition that would reasonably be likely to have a Material Adverse Effect.

          5.10 Compliance with Law

                    To the best of each Obligor’s knowledge after making all due inquiry, each Obligor (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Obligor’s and/or such Obligor’s business, assets or operations, including, without limitation, ERISA, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Neither Obligor has received any notice that such Obligor is not in compliance in any respect with any of the requirements of any of the foregoing. Neither Obligor has (a) engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) knowledge of any amounts due but unpaid to the Pension Benefit Guaranty Corporation, or of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Obligor, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived.

          5.11 Intellectual Property

                    Except as set forth on Schedule 5.11, the Obligors do not own, license or utilize, and are not a party to, any patents, patent applications, trademark registrations, trademark applications, registered copyrights, copyright applications, trade names, or any material licenses of any registered patents, trademarks or copyrights (collectively, the “Intellectual Property”). Each Obligor shall update Schedule 5.11 within 20 days after the end of any month in which such Obligor acquires rights in new Intellectual Property. All of the Intellectual Property is in full force and effect and not in known conflict with the rights of others.

          5.12 Licenses and Permits; Labor

                    Each Obligor is in compliance, in all material respects and where non-compliance would not have a Material Adverse Effect on its business, with and has all Permits necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others. Neither Obligor is (i)  in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period would reasonably be likely to have a Material Adverse Effect, (ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect, and/or (iii) involved in any labor dispute, strike, walkout or union organization which would reasonably be likely to have a Material Adverse Effect.

          5.13 No Default

                    There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default.

          5.14 Disclosure

                    No Debenture Document nor any other agreement, document, certificate, or statement furnished to Debenture Holder by or on behalf of the Obligors in connection with the transactions contemplated by the Debenture Documents, nor any representation or warranty made by either Obligor in any Debenture Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to either Obligor which has not been disclosed to Debenture Holder in writing which would reasonably be likely to have a Material Adverse Effect.

          5.15 Existing Indebtedness; Investments, Guarantees and Certain Contracts

                    Except as contemplated by the Debenture Documents or as otherwise set forth on Schedule 5.15A, neither Obligor (i) has any outstanding Indebtedness, (ii) is subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (iii) owns or holds any equity or long-term debt investments in, or has any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person. Each Obligor has performed all material obligations required to be performed by such Obligor pursuant to or in connection with any items listed on Schedule 5.15A and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Schedule 5.15B sets forth all Indebtedness with a maturity date during the term of this Agreement, and identifies such maturity date.

          5.16 Other Agreements

                    Except as set forth on Schedule 5.16, (i) there are no existing or proposed agreements, arrangements, understandings or transactions between either Obligor and any of either Obligor’s officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, and (ii) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to each Obligor’s knowledge, any Affiliate of either Obligor or any Person that competes with either Obligor (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with either Obligor.

          5.17 Insurance

                    Each Obligor has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5 hereof. All such insurance policies are listed and described on Schedule 5.17.

          5.18 Names; Location of Offices, Records and Collateral

                    During the preceding five years, neither Obligor has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Each Obligor is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are such Obligor’s sales, business and invoices. Each trade name of each Obligor represents a division or trading style of such Obligor. Each Obligor maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of the Obligors arise, originate and are located, and all of the Collateral, including Inventory and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall only be located, in and at such locations. All of the Collateral is located only in the continental United States.

          5.19 Intentionally Omitted

          5.20 Intentionally Omitted

          5.21 Survival

                     Each Obligor makes the representations and warranties contained herein with the knowledge and intention that Debenture Holder is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement until all Obligations have been indefeasibly paid in full and this Agreement has been terminated.

VI. AFFIRMATIVE COVENANTS

                    Each Obligor, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

          6.1 Financial Statements, Financial Reports and Other Information

                    (a) Financial Reports. Obligors shall furnish to Debenture Holder (i) upon filing thereof with the Securities and Exchange Commission (provided such filing is within the time prescribed in the securities laws and regulations) and in any event within 115 calendar days after the end of each fiscal year of the Obligors, audited annual consolidated and consolidating financial statements of Obligors, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners’ equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification as to scope by an independent certified public accounting firm satisfactory to Debenture Holder and accompanied by related management letters, if available, and (ii) as soon as available and in any event within thirty calendar days after the end of each calendar month, unaudited consolidated and consolidating financial statements of Obligors consisting of a balance sheet and statements of income, retained earnings, cash flows and owners’ equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, Obligors shall also deliver a certificate of its chief financial officer in substantially the form of Exhibit B hereto (a “Compliance Certificate”) stating that (A) such person has reviewed the relevant terms of the Debenture Documents and the condition of Obligors, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (C) Borrower is in compliance with all financial covenants attached as Annex I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to Debenture Holder.

                    (b) Other Materials. Obligors shall furnish to Debenture Holder as soon as available, and in any event: (i) within fifteen calendar days after the filing thereof with the Securities and Exchange Commission, copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of Obligors and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, which Obligors file with the Securities and Exchange Commission, (ii) concurrently with the distribution thereof to the Obligors’ stockholders, any reports, returns, information, notices and other materials that Obligors shall send to its stockholders, members, partners or other equity owners at any time, and (iii) copies of material licenses and permits required by any applicable federal, state, foreign or local law, statute ordinance or regulation or Governmental Authority for the operation of its business, where the failure to obtain such license or permit would have a Material Adverse Effect on the Borrower’s business, (iv) within twenty calendar days after the end of each calendar month for such month, (1) a sales and collection report and accounts receivable and accounts payable aging schedule, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, and (2) evidence satisfactory to Debenture Holder that all amounts owing to all warehouses as of the end of such month have been paid in full, (v) promptly upon receipt thereof, copies of any reports submitted to Obligors by their independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, and (vi) within ten calendar days of any request thereof, such additional information, documents, statements, reports and other materials as Lender may reasonably request from a credit or security perspective or otherwise from time to time.

                    (c) Notices. Each Obligor shall promptly, and in any event within ten Business Days after such Obligor or any authorized officer of such Obligor obtains knowledge thereof, notify Debenture Holder in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by either Obligor or otherwise affecting or involving or relating to either Obligor or any of its property or assets to the extent (A) the amount in controversy exceeds $80,000, or (B) to the extent any of the foregoing seeks injunctive or declarative relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that would reasonably be likely to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by either Obligor from any payor of a claim, suit or other action such payor has, claims or has filed against either Obligor, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including, without limitation, claims or disputes in the amount of $80,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by either Obligor to any other lender of such Obligor, which notice to Debenture Holder shall be accompanied by a copy of the applicable notice given to the other lender, (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (viii) receipt of any notice by either Obligor regarding termination of any manager of any facility owned, operated or leased by such Obligor, (ix) any Account becoming evidenced or secured by an Instrument or Chattel Paper, and/or (x) receipt of any notice from any Account Debtor under a material contract notifying such Obligor of a material breach under or termination of such contract.

                    (d) Consents. The Obligors shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Debenture Holder shall determine are necessary or desirable in its sole discretion, each of which must be satisfactory to Debenture Holder in its sole discretion, with respect to (i) the Debenture Documents and the transactions contemplated thereby, (ii) claims against the Obligors or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which either Obligor is a party or by which any properties or assets of the Obligors or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

                    (e) Operating Budget. Borrower shall furnish to Debenture Holder on or prior to the Closing Date and for each fiscal year of Borrower thereafter not less than fifteen calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.

          6.2 Payment of Obligations

                    Borrower shall make full and timely indefeasible payment in cash of all Obligations.

          6.3 Conduct of Business and Maintenance of Existence and Assets

                    Each Obligor shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted, (iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Debenture Documents and otherwise as determined by such Obligor using commercially reasonable business judgment), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, as determined by such Obligor using commercially reasonable business judgment, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect; and (vii) remain in good standing and maintain operations in all jurisdictions in which currently located.

          6.4 Compliance with Legal and Other Obligations

                    Each Obligor shall (i) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations; (ii) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established in accordance with GAAP, (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, and (iv) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business.

          6.5 Insurance

                    Each Obligor shall (i) keep all of its insurable properties and assets including, without limitation, Inventory that is in transit (whether by vessel, air or land) adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law, including, without limitation, professional liability insurance, as applicable; and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Obligor; and (ii) maintain insurance under all applicable workers’ compensation laws; all of the foregoing insurance policies to (A) be satisfactory in form and substance to Debenture Holder, (B) name Debenture Holder as loss payee and additional insured thereunder, and (C) expressly provide that they cannot be altered, amended, modified or canceled without forty-five  Business Days prior written notice to Debenture Holder and that they inure to the benefit of Debenture Holder notwithstanding any action or omission or negligence of or by such Obligor or any insured thereunder.

          6.6 True Books

                    Each Obligor shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

          6.7 Inspections; Periodic Audits and Reappraisals

                    Each Obligor shall permit the representatives of Debenture Holder, at the expense of the Obligors, from time to time during normal business hours upon reasonable notice, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts and Inventory with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing). Debenture Holder is also authorized from time to time to conduct or obtain audits and to obtain updated appraisals of Inventory and intellectual property by appraisers acceptable to the Debenture Holder in its discretion. Other than during the occurrence and continuance of a Default or an Event of Default, not more than four such inspections, audits or appraisals related to any 12-month period shall be at the expense of the

Obligors. Debenture Holder may increase the frequency of inspections or audits that are at the Obligors’ expense during the occurrence and continuance of a Default or an Event of Default.

          6.8 Further Assurances; Post Closing

                    At Obligors’ cost and expense, each Obligor shall (i) take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Debenture Holder may request with respect to the purposes, terms and conditions of the Debenture Documents and the consummation of the transactions contemplated thereby, and (ii) without limiting and notwithstanding any other provision of any Debenture Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8.

          6.9 Payment of Indebtedness

                    Except as otherwise prescribed in the Debenture Documents, the Obligors shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of their material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Debenture Holder may deem proper and necessary in its sole discretion shall have been made, but in no event shall such reserve exceed the amount of the obligations or liabilities so contested.

          6.10 Lien Searches

                    If Liens other than Permitted Liens exist, Obligors immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

          6.11 Intentionally Omitted

          6.12 Collateral Documents; Security Interest in Collateral

                    The Obligors shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Debenture Holder to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Debenture Holder and Debenture Holder’s perfected Lien on the Collateral that is senior in priority to all other security interests except with respect to the security interest granted to CapitalSource pursuant to the terms of the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) and with respect to the security interest granted to Seller pursuant to the terms of the Security Agreement and other Security Documents (as defined in the Security Agreement) (and each Obligor irrevocably grants Debenture Holder the right, at Debenture Holder’s option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Debenture Holder any reclamation, return or repossession of goods in excess of $40,000 (individually or in the aggregate), and (iii) defend the Collateral and Debenture Holder’s perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to

Debenture Holder, and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which may at Debenture Holder’s discretion be added to the Obligations.

          6.13 Intentionally Omitted

          6.14 Taxes and Other Charges

                    (a) All payments and reimbursements to Debenture Holder made under any Debenture Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Debenture Holder’s net income. If the Obligors shall be required by law to deduct any such amounts from or in respect of any sum payable under any Debenture Document to Debenture Holder, then the sum payable to Debenture Holder shall be increased as may be necessary so that, after making all required deductions, Debenture Holder receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Debenture Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Debenture Holder with any request or directive (whether or not having the force of law) from any Governmental Authority: (A) subjects Debenture Holder to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Debenture Document, or changes the basis of taxation of payments to Debenture Holder of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Debenture Holder), or (B) imposes on Debenture Holder any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, then, in any such case, the Obligors shall promptly pay to Debenture Holder any additional amounts necessary to compensate Debenture Holder, on an after-tax basis, for such additional cost or reduced amount as determined by Debenture Holder. If Debenture Holder becomes entitled to claim any additional amounts pursuant to this Section 6.14 it shall promptly notify the Obligors of the event by reason of which Debenture Holder has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.14 submitted by Debenture Holder to the Obligors shall, absent manifest error, be final, conclusive and binding for all purposes.

                    (b) The Obligors shall promptly, and in any event within ten Business Days after either Obligor or any authorized officer of either Obligor obtains knowledge thereof, notify Debenture Holder in writing of any oral or written communication from the Internal Revenue Service or otherwise with respect to any (i) tax investigations, relating to either Obligor directly, or relating to any consolidated tax return which was filed on behalf of either Obligor, (ii) notices of tax assessment or possible tax assessment, (iii) years that are designated open pending tax examination or audit, and (iv) information that could give rise to an IRS tax liability or assessment.

          6.15 Payroll Taxes

                    Without limiting or being limited by any other provision of any Debenture Document, each Obligor at all times shall retain and use a Person acceptable to Debenture Holder to process, manage and pay its payroll taxes and shall cause to be delivered to Debenture Holder within fifteen calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof.

          6.16 Inventory Covenants

                    With respect to the Inventory, Borrower: (a) shall at all times maintain inventory records reasonably satisfactory to Debenture Holder, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower’s cost therefore and daily withdrawals therefrom and additions thereto; (b) shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Debenture Holder, which consent shall not be unreasonably denied or delayed, except for sales of Inventory in the ordinary course of Borrower’s business and except to move Inventory directly from one location set forth or permitted herein to another such location; (c) shall produce, use store, ship and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (d) assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (e) shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (f) shall keep the Inventory in good and marketable condition; and (g) shall not, without prior written notice to Debenture Holder, acquire or accept any Inventory on consignment or approval.

VII. NEGATIVE COVENANTS

                    Each Obligor, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all of the Obligations and termination of this Agreement:

          7.1 Financial Covenants

                    Borrower shall not violate the financial covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

          7.2 Permitted Indebtedness

                    Neither Obligor shall create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”): (i) Indebtedness under the Debenture Documents, (ii) any Indebtedness set forth on Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(v), provided that the aggregate amount of such Capitalized Lease Obligations and purchase money indebtedness outstanding at any time shall not exceed $150,000, (iv) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Debenture Holder’s rights pursuant to a subordination agreement in form and substance satisfactory to Debenture Holder; (v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Obligors’ independent accountants shall have been reserved; (vi) borrowings incurred in the ordinary course of business and not exceeding $80,000 individually or in the aggregate outstanding at any one time, provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Debenture Holder’s rights pursuant to a subordination agreement in form and substance satisfactory to Debenture Holder; (vii) Permitted Subordinated Debt and (viii) Indebtedness under the Credit Agreement.  Neither Obligor shall make prepayments on any existing or future Indebtedness to any Person other than (i) to Capital Source in accordance with the terms of the Credit Agreement, (ii) to Seller subject to the terms of the Master Subordination Agreement , or (iii) to the Debenture Holder subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement or (iv) to the extent specifically permitted by this Agreement.

          7.3 Permitted Liens

                    Neither Obligor shall create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”): (i) Liens under the Debenture Documents or otherwise arising in favor of Debenture Holder, (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Debenture Holder in its sole discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Debenture Holder) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Debenture Holder in its sole discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under Section 7.2(iii), or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (vi) Liens securing Permitted Subordinated Debt, provided that such Liens are subordinated to the Liens in favor of Debenture Holder pursuant to a written agreement acceptable to Debenture Holder; (vii) Liens disclosed on Schedule 7.3; (viii) Liens in favor of Capital Source granted pursuant to the “Security Documents” (as defined in the Credit Agreement) and (ix) Liens in favor of Seller granted pursuant to the “Security Documents” (as defined in the Security Agreement).

          7.4 Investments; New Facilities or Collateral; Subsidiaries

                    Neither Obligor, directly or indirectly, shall (i) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Debenture Documents and Permitted Indebtedness and other than (A) trade credit extended in the ordinary course of business, (B) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (C) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business).  Neither Obligor, directly or indirectly, shall purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B unless such Obligor shall first obtain the written consent of the Debenture Holder, which consent shall not be unreasonably withheld.  Neither Obligor shall have Subsidiaries other than those Subsidiaries, if any, existing at Closing and set forth in Schedule 5.3.

          7.5 Dividends; Redemptions

                    Neither Obligor shall (i) declare, pay or make any dividend or Distribution on any shares of capital stock or other securities or interests other than dividends or Distributions payable in its stock, of split-ups or reclassifications of its stock , (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that either Obligor may (1) redeem its capital stock from terminated employees pursuant to, but only to the extent required under the terms of the related employment agreements, and (2) prepay certain Permitted Indebtedness if allowed to do so under the terms and conditions of the Subordination Agreements, as long as no Default or Event of Default has occurred and is continuing or would be cause by or result therefrom), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person’s capacity as such, or (iv) make any payment of any management or service fee except as permitted in writing by Debenture Holder in advance, and provided further, that neither Obligor shall make or suffer to exist any such payment described in (i) through (iv) above if a Default or Event of Default has occurred and is continuing or would result therefrom.

          7.6 Transactions with Affiliates

                    Except as set forth in Schedule 7.6, neither Obligor shall enter into or consummate any transaction of any kind with any of its Affiliates or any of their respective Affiliates other than: (i) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, provided, that no payment of any type of any compensation listed above shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (ii) Distributions and dividends permitted pursuant to Section 7.5, (iii) transactions with Debenture Holder or any Affiliate of Debenture Holder, and (iv) payments permitted under and pursuant to written agreements entered into by and between either Obligor and one or more of its Affiliates that both (A) reflect and constitute transactions on overall terms at least as favorable to such Obligor as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power, and (B) are subject to such terms and conditions as determined by Debenture Holder in its sole discretion; provided, that notwithstanding the foregoing neither Obligor shall (W) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, (X) make any payment to any of its Affiliates in excess of $80,000 without the prior written consent of Debenture Holder, (Y) make any payment that is restricted or prohibited by the Junior Management Fee Subordination Agreement or (Z) make any payment for any present or future obligation of any Subsidiary or other Affiliate of such Obligor (including, without limitation any amounts owing by Low Carb Creations, Inc. to (i) Wells Fargo Bank, N.A. (or any of its Affiliates) or (ii) the Langdon Family Revocable Trust).

          7.7 Charter Documents; Fiscal Year; Name; Jurisdiction of Organization; Dissolution; Use of Proceeds

                    Neither Obligor shall (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Debenture Holder, (ii) change its fiscal year unless such Obligor demonstrates to Debenture Holder’s satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Debenture Holder of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Debenture Holder may reasonably request, (iii) without at least ten (10) days prior written notice to Debenture Holder, change its name or change its jurisdiction of organization; (iv) amend, alter or suspend or terminate or make provisional in any material way, any Permit without the prior written consent of Debenture Holder, which consent shall not be unreasonably withheld, or (v) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing.

          7.8 Truth of Statements

                    Neither Obligor shall furnish to Debenture Holder any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

          7.9 IRS Form 8821

                    Neither Obligor shall alter, amend, restate, or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed pursuant to the Conditions Precedent in Section 4.1 hereof.

          7.10 Transfer of Assets

                    Notwithstanding any other provision of this Agreement or any other Security Document, neither Obligor shall sell, lease, transfer, assign or otherwise dispose of any interest in any properties or assets (other than obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business and sales of Inventory in the ordinary course of business), or agree to do any of the foregoing at any future time, except that:

(a) Either Obligor may lease (as lessee) real or personal property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement), provided that a Landlord Waiver and Consent and such other consents as are required by Debenture Holder are signed and delivered to Debenture Holder with respect to any lease of real or other property, as applicable;

(b) Either Obligor may arrange for warehousing, fulfillment or storage of Inventory at locations not owned or leased by such Obligor in each case in the ordinary course of business, provided that a Warehouse Waiver and Consent and such other consents as are required by Debenture Holder are signed and delivered to Debenture Holder with respect to any such location;

(c) Either Obligor may license or sublicense Intellectual Property or customer lists from third parties in the ordinary course of business, provided, that such licenses or sublicenses shall not interfere with the business or other operations of Borrower and that Borrower’s rights, title and/or interest in or to such Intellectual Property and customer lists and interests therein are pledged to Debenture Holder as further security for the Obligations and included as part of the Collateral;

(d) Each Obligor agrees not sell, transfer, amend or dispose of any of its rights relating to (a) any registered Intellectual Property (or any applications therefor), or (b) any other material Intellectual Property, without first providing to Debenture Holder written notice of its intent and providing Debenture Holder with the opportunity to object in writing within five (5) days of the receipt of such notice; and

(e) Either Obligor may consummate such other sales or dispositions of property or assets (including any sale or transfer or disposition of all or any part of its assets and thereupon and within one year thereafter rent or lease the assets so sold or transferred) only to the extent prior written notice has been given to Debenture Holder and to the extent Debenture Holder has given its prior written consent thereto, subject in each case to such conditions as may be set forth in such consent.

          7.11 Payment on Permitted Subordinated Debt

                    Borrower shall not, unless expressly permitted under the Subordination Agreements, (i) make any prepayment of any part or all of any Permitted Subordinated Debt, (ii) repurchase, redeem or retire any instrument evidencing any such Permitted Subordinated Debt prior to maturity, or (iii) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Permitted Subordinated Debt in a manner adverse to Debenture Holder, as determined by Debenture Holder in its sole discretion.

VIII.	EVENTS OF DEFAULT

                    The occurrence of any one or more of the following shall constitute an “Event of Default:”

                    (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Debenture Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

                    (b) any representation, statement or warranty made or deemed made by either Obligor in any Debenture Document or in any other certificate, document, report or opinion delivered in conjunction with any Debenture Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

                    (c) Obligor or other party thereto other than Debenture Holder shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Debenture Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Debenture Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.1(c), 6.2, 6.3, 6.5, 6.8 and 6.9 for which there shall be no cure period), there shall be a thirty calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

                    (d) (i) any of the Debenture Documents ceases to be in full force and effect, or (ii) except as set forth herein or under any applicable Debenture Document, any Lien created thereunder ceases to constitute a valid perfected Lien on the Collateral in accordance with the terms thereof, or Debenture Holder ceases to have a valid perfected security interest in any of the Collateral or any securities pledged to Debenture Holder pursuant to the Security Documents that is senior in priority to all other security interests except with respect to the security interest granted to CapitalSource pursuant to the terms of the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) and with respect to the security interest granted to Seller pursuant to the terms of the Security Agreement and other Security Documents (as defined in the Security Agreement);

                    (e) one or more tax assessments, judgments or decrees is rendered against either Obligor in an amount in excess of $80,000 individually or $150,000 in the aggregate, which is/are not satisfied, stayed, vacated or discharged of record within forty-five calendar days of being rendered or is/are not subject to a good faith dispute for which adequate reserves have been put aside;

                    (f) (i) any default occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of either Obligor in excess of $80,000, (y) in the performance, observance or fulfillment of any material provision contained in any agreement, contract, document or instrument to which either Obligor is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness to accelerate the maturity thereof, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between either Obligor and Debenture Holder or any Affiliate of Debenture Holder (other than the Debenture Documents) and such default continues for more than any applicable grace period (if any), or (ii) any Indebtedness of either Obligor is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

                    (g) Either Obligor shall (i) be unable to pay its debts generally as they become due, (ii) have total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) that exceed its assets, at a Fair Valuation, (iii) have an unreasonably small capital base with which to engage in its anticipated business, (iv) file a petition under any insolvency statute, (v) make a general assignment for the benefit of its creditors, (vi) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (vii) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

                    (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of either Obligor or the whole or any substantial part of any such Person’s properties, which shall continue unstayed and in effect for a period of forty-five calendar days, (B) shall approve a petition filed against either Obligor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within forty-five calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of either Obligor or of the whole or any substantial part of any such Person’s properties, which is not irrevocably relinquished within forty-five calendar days, or (ii) there is commenced against either Obligor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute and either (A) any such proceeding or petition is not unconditionally dismissed within forty-five calendar days after the date of commencement, or (B) either Obligor takes any action to indicate its approval of or consent to any such proceeding or petition;

                    (i) (i) any Change of Control occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect, or Material Adverse Change occurs or is reasonably expected to occur, or (iii) either Obligor ceases a material portion of its business operations as currently conducted;

                    (j) Debenture Holder receives any indication or evidence that Borrower may have directly or indirectly been engaged in any type of activity which, in Debenture Holder’s judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of thirty calendar days after written notice from Debenture Holder;

                    (k) an Event of Default occurs under any other Debenture Document after notice (if required) and the expiration of any applicable grace period;

                    (l) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $80,000 in the aggregate;

                    (m) Either Obligor or any of its respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

                    (n) The common stock of Borrower shall cease to be quoted for trading or listed for trading on either the NASD OTC Bulletin Board, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market and shall not again be quoted or listed for trading thereon within ten Business Days of such delisting;

                    (o) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against either Obligor or any of their property or assets; or

                    (p) either Obligor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Debenture Document (subject to any cure periods set forth therein); then, and in any such event, notwithstanding any other provision of any Debenture Document, Debenture Holder may, without notice or demand, elect all or any of the Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), (h) or (i)(iii), in which event all of the foregoing shall automatically and without further act by Debenture Holder be due and payable, provided that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a five (5) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived each Obligor.

IX.	RIGHTS AND REMEDIES AFTER DEFAULT

          9.1 Rights and Remedies

                    (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, Debenture Holder shall have the right to exercise any and all rights, options and remedies provided for in the Debenture Documents, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of either Obligor held by Debenture Holder to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as either Obligor, as applicable, might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and neither Obligor shall resist or interfere with such action, (vii) at the Obligors’ expense, require that all or any part of the Collateral be assembled and made available to Debenture Holder at any place designated by Debenture Holder, (viii) intentionally omitted, (ix) assess the Non-Compliance Fee, and/or (x) relinquish or abandon any Collateral or securities pledged or any Lien thereon.  Notwithstanding any provision of any Debenture Document, Debenture Holder, in its sole discretion, shall have the right, at any time that either Obligor fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Debenture Document unless such Obligor is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral.  Such expenses and advances shall be added to the Obligations until reimbursed to Debenture Holder and shall be secured by the Collateral, and such payments by Debenture Holder shall not be construed as a waiver by Debenture Holder of any Event of Default or any other rights or remedies of Debenture Holder.

                    (b) Each Obligor agrees that notice received by it at least fifteen calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Debenture Holder without prior notice to either Obligor.  At any sale or disposition of Collateral or securities pledged, Debenture Holder may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by the Obligors which right is hereby waived and released.  Each Obligor covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Debenture Holder’s exercise of its rights and remedies with respect to the Collateral.  Debenture Holder, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

          9.2 Application of Proceeds

                    In addition to any other rights, options and remedies Debenture Holder has under the Debenture Documents, the UCC, at law or in equity, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority:  (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting each Obligor’s business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Debenture Holder may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Debenture Holder may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all Obligations as provided herein; (iii) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefore is received before distribution of the proceeds is completed, provided, that, if requested by Debenture Holder, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Debenture Holder need not address its claims; and (iv) fourth, to the payment of any surplus then remaining to the Obligors, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that the Obligors shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

          9.3 Rights of Debenture Holder to Appoint Receiver

                    Without limiting and in addition to any other rights, options and remedies Debenture Holder has under the Debenture Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, Debenture Holder shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Debenture Holder to enforce its rights and remedies in order to manage, protect, preserve, sell or dispose the Collateral and continue the operation of the business of the Obligors and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

          9.4 Rights and Remedies not Exclusive

                    Subject to the terms of the Master Subordination Agreement and the Junior Subordination Agreement, Debenture Holder shall have the right in its sole discretion to determine which rights, Liens and/or remedies Debenture Holder may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Debenture Holder’s rights, Liens or remedies under any Debenture Document, applicable law or equity.  The enumeration of any rights and remedies in any Debenture Document is not intended to be exhaustive, and all rights and remedies of Debenture Holder described in any Debenture Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Debenture Holder otherwise may have.  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.	WAIVERS AND JUDICIAL PROCEEDINGS

          10.1 Waivers

                    Except as expressly provided for herein, each Obligor hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Debenture Document.  Each Obligor hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Debenture Holder to obtain an order of court recognizing the assignment of, or Lien of Debenture Holder in and to, any Collateral.  With respect to any action hereunder, Debenture Holder conclusively may rely upon, and shall incur no liability to the Obligors in acting upon, any request or other communication that Debenture Holder reasonably believes to have been given or made by a person authorized on such Obligor’s behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 4.1 hereof.  In each such case, each Obligor hereby waives the right to dispute Debenture Holder’s action based upon such request or other communication, absent manifest error.

          10.2 Delay; No Waiver of Defaults

                    No course of action or dealing, renewal, release or extension of any provision of any Debenture Document, or single or partial exercise of any such provision, or delay, failure or omission on Debenture Holder’s part in enforcing any such provision shall affect the liability of either Obligor or operate as a waiver of such provision or affect the liability of either Obligor or preclude any other or further exercise of such provision.  No waiver by any party to any Debenture Document of any one or more defaults by any other party in the performance of any of the provisions of any Debenture Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.  Notwithstanding any other provision of any Debenture Document, by completing the Closing under this Agreement, Debenture Holder does not waive any breach of any representation or warranty under any Debenture Document, and all of Debenture Holder’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.

          10.3 Jury Waiver

                    EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE DEBENTURE DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE DEBENTURE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY

HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

          10.4 Cooperation in Discovery and Litigation

                    In any litigation, arbitration or other dispute resolution proceeding relating to any Debenture Document, each Obligor waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of such Obligor for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Debenture Holder’s counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Debenture Holder, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.

XI.	EFFECTIVE DATE AND TERMINATION

          11.1 Termination and Effective Date Thereof

                    (a) This Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1.  Borrower may terminate this Agreement at any time upon not less than one hundred calendar days’ prior written notice to Debenture Holder and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such one hundredth calendar day after Receipt by Debenture Holder of such written notice.  All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the “Termination Date”); provided that, notwithstanding any other provision of any Debenture Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the one hundred calendar days’ prior written notice period.  Notwithstanding any other provision of any Debenture Document, no termination of this Agreement shall affect Debenture Holder’s rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Debenture Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full.  The Liens granted to Debenture Holder under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Debenture Holder shall continue in full force and effect until all of the Obligations have been fully performed and indefeasibly paid in full in cash and this Agreement has been terminated.

          11.2 Survival

                    All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by each Obligor in any Debenture Document shall survive the execution and delivery of the Debenture Documents, the Closing, and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash.  The obligations and provisions of Sections 3.4, 3.5,

6.13, 10.1, 10.3, 11.1, 11.2, 12.4, 12.7 and 12.10 shall survive termination of the Debenture Documents and any payment, in full or in part, of the Obligations.

XII.	MISCELLANEOUS

          12.1 Governing Law; Jurisdiction; Service of Process; Venue

                    The Debenture Documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions.  Any judicial proceeding against either Obligor with respect to the Obligations, any Debenture Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of New York.  By execution and delivery of each Debenture Document to which it is a party, each Obligor (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5 hereof, (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience, and (v) agrees that Debenture Holder has accepted in New York the Debenture Documents executed by each Obligor.  Nothing shall affect the right of Debenture Holder to serve process in any manner permitted by law or shall limit the right of Debenture Holder to bring proceedings against either Obligor in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against Debenture Holder involving, directly or indirectly, the Obligations, any Debenture Document or any related agreement shall be brought only in a federal or state court located in the State of New York.  All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

          12.2 Successors and Assigns; Participations; New Debenture Holders

                    The Debenture Documents shall inure to the benefit of Debenture Holder, Transferees and all future holders of the Convertible Debentures, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Debenture Document shall be binding upon the Persons’ other than Debenture Holder that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Debenture Document or any of its rights or obligations thereunder without the prior written consent of Debenture Holder. No rights are intended to be created under any Debenture Document for the benefit of any third party done, creditor or incidental beneficiary of either Obligor. Nothing contained in any Debenture Document shall be construed as a delegation to Debenture Holder of any other Person’s duty of performance. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT DEBENTURE HOLDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY DEBENTURE DOCUMENT, THE CONVERTIBLE DEBENTURES, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”).  Each Transferee shall have all of the rights and benefits with respect to the Obligations, the Convertible Debentures, Collateral and/or Debenture Documents held by it as fully as if the original holder thereof, and either Debenture Holder or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in any Debenture

Document, the Obligors shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which the Obligors would have been obligated to pay to Debenture Holder had such participation not been effected.  Notwithstanding any other provision of any Debenture Document, Debenture Holder may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Debenture Document.

          12.3 Application of Payments

                    To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Debenture Holder.  Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Debenture Holder shall decide in its sole discretion.

          12.4 Indemnity

                    Each Obligors jointly and severally shall indemnify Debenture Holder, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Debenture Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person.  If any Indemnified Person uses in-house counsel for any purpose for which the Obligors are responsible to pay or indemnify, each Obligor expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.  Debenture Holder agrees to give each Obligor reasonable notice of any event of which Debenture Holder becomes aware for which indemnification may be required under this Section 12.4, and Debenture Holder may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to the Obligors’ consent, which consent shall not be unreasonably withheld or delayed.  Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral.  Notwithstanding the foregoing, if any Insurer agrees to undertake the defense of an event (an “Insured Event”), Debenture Holder agrees not to exercise its right to select counsel to defend the event if that would cause either Obligor’s Insurer to deny coverage; provided, however, that Debenture Holder reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense.  To the extent that Debenture Holder obtains recovery from a third party other than an Indemnified Person of any of the amounts that either Obligor has paid to Debenture Holder pursuant to the indemnity set forth in this Section 12.4, then Debenture Holder shall promptly pay to such Obligor the amount of such recovery.

          12.5 Notice

                    Any notice or request under any Debenture Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.5.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (i) registered or certified mail, return receipt requested, on the date on which received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

          12.6 Severability; Captions; Counterparts; Facsimile Signatures

                    If any provision of any Debenture Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Debenture Documents which shall be given effect so far as possible.  The captions in the Debenture Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Debenture Documents.  The Debenture Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

          12.7 Expenses

                    The Obligors shall pay, whether or not the Closing occurs, all costs and expenses incurred by Debenture Holder and/or its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys’ fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Debenture Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Debenture Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Debenture Holder’s Liens in any of the Collateral or securities pledged under the Debenture Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Debenture Holder’s transactions with the Obligors, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Debenture Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Debenture Document and/or any related agreement, document or instrument.  All of the foregoing shall be charged to Borrower’s and shall be part of the Obligations.  If Debenture Holder or any of its Affiliates uses in-house counsel for any purpose under any Debenture Document for which the Obligors are responsible to pay or indemnify, each Obligor expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Debenture Holder or such Affiliate in its sole discretion for the work performed.  Without limiting the foregoing, the Obligors shall pay all taxes (other than taxes based upon or measured by Debenture Holder’s income or revenues or any personal property tax), if any, in connection with the issuance of the Convertible Debentures and the filing and/or recording of any documents and/or financing statements.

          12.8 Entire Agreement

                    This Agreement and the other Debenture Documents to which each Obligor is a party constitute the entire agreement between the Obligors and Debenture Holder with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the Obligors and Debenture Holder.  No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Debenture Holder and the Obligors.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

          12.9 Debenture Holder Approvals

                    Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Debenture Holder with respect to any matter that is subject of any Debenture Document may be granted or withheld by Debenture Holder in its sole and absolute discretion.

          12.10 Confidentiality and Publicity

                    (a) Each Obligor agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose provisions of any Debenture Document to any Person (other than to such Obligor’s advisors and officers on a need-to-know basis or as otherwise may be required by law) without Debenture Holder’s prior written consent, except as required by applicable law or any regulations thereunder, (ii) to inform all Persons of the confidential nature of the Debenture Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions.  Each Obligor agrees to submit to Debenture Holder and Debenture Holder reserves the right to review and approve all materials that such Obligor or any of its Affiliates prepares that contain Debenture Holder’s name or describe or refer to any Debenture Document, any of the terms thereof or any of the transactions contemplated thereby.  Neither Obligor shall, and shall not permit any of its Affiliates to, use Debenture Holder’s name (or the name of any of Debenture Holder’s Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without Debenture Holder’s prior written consent.  Nothing contained in any Debenture Document is intended to permit or authorize either Obligor or any of its Affiliates to contract on behalf of Debenture Holder.

                    (b) Each Obligor hereby agrees that Debenture Holder or any Affiliate of Debenture Holder may (i) disclose a general description of transactions arising under the Debenture Documents for advertising, marketing or other similar purposes and (ii) use such Obligor’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

          12.11 Release of Debenture Holder

                    Notwithstanding any other provision of any Debenture Document, each Obligor voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), hereby fully and completely releases and forever discharges the Indemnified Persons and any other Person or Insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties as of the date of the Closing.  Each Obligor acknowledges that the foregoing release is a material inducement to Debenture Holder’s decision to enter into the Acquisition Agreement and accept the Convertible Debentures as payment of a portion of the consideration for the Acquisition and has been relied upon by Debenture Holder in agreeing to enter into the Acquisition Agreement and accept the Convertible Debentures as payment of a portion of the consideration for the Acquisition.

          12.12 Agent

                    Debenture Holder and its successors and assigns hereby (i) designate and appoint IBF Fund Liquidating LLC, a Delaware limited liability company, and its successors and assigns (“IBF”), to act as agent for Debenture Holder and its successors and assigns under this Agreement and all other Debenture Documents, (ii) irrevocably authorize IBF to take all actions on its behalf under the provision of this Agreement and all other Debenture Documents, and (iii) to exercise all such powers and rights, and to perform all such duties and obligations hereunder and thereunder.  IBF, on behalf of Debenture Holder, shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement and all other Debenture Documents.  Each Obligor acknowledges that Debenture Holder and its successors and assigns transfer and assign to IBF the right to act as Debenture Holder’s agent to enforce all rights and perform all obligations of Debenture Holder contained herein and in all of the other Debenture Documents.  Each Obligor shall within fifteen Business Days after Debenture Holder’s reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as Debenture Holder may request to evidence the appointment and designation of IBF as agent for Debenture Holder and other financial institutions from time to time party hereto and to the other Debenture Documents.

          12.13 Agreement Controls

                    In the event of any inconsistency between this Agreement and any other Debenture Documents, the terms of this Agreement shall control.

          12.14 Guarantee

                    Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of the principal of and interest on the Convertible Debenture and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

                    The Obligations of Guarantor hereunder will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of Guarantor will result in the Obligations of Guarantor hereunder not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                    To the fullest extent permitted by law, Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of the Debenture Holder to assert any claim or demand or to enforce any right or remedy against Borrower under the provisions of this Agreement or any of the other Debenture Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Debenture Documents, or any other agreement; or (c) the release of any security held by Debenture Holder for the Obligations or any of them.

                    Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and of performance and not of collection, and waives any right to require that any resort be had by Debenture Holder to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of Debenture Holder in favor of Borrower or any other Person.

                    To the fullest extent permitted by law, the obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Debenture Holder to assert any claim or demand or to enforce any remedy under this Agreement or under any other Debenture Document, or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of law or equity.

                    Guarantor further agrees that its guarantee shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Obligations and the termination of the this Agreement and the other Debenture Documents and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation or of any other Obligation is rescinded or must otherwise be returned by the Debenture Holder upon the bankruptcy or reorganization of Borrower, Guarantor or otherwise.

                    Guarantor hereby waives and releases all rights of subrogation against Borrower and its property and all rights of indemnification, contribution and reimbursement from Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

          12.15 Subordination

                    Notwithstanding anything contained herein to the contrary, this Agreement and the exercise of any right or remedy hereunder by Debenture Holder are subject to the terms of the Master Subordination Agreement. The Liens in the Collateral granted herein are subordinated to the Liens in the Collateral granted to CapitalSource in the manner and to the extent set forth in the Master Subordination Agreement.

                    Notwithstanding anything contained herein to the contrary, this Agreement and the exercise of any right or remedy hereunder by Debenture Holder are subject to the terms of the Junior Subordination Agreement. The Liens in the Collateral granted herein are subordinated to the Liens in the Collateral granted to Senior Creditor (as defined in the Junior Subordination Agreement) in the manner and to the extent set forth in the Junior Subordination Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                    IN WITNESS WHEREOF, each of the parties has duly executed this Security Agreement as of the date first written above.

SUNSET BRANDS, INC.

By:	/s/ Todd Sanders

Name:	Todd Sanders
Its:	President & CEO

Address for Notices:
Sunset Brands, Inc.
10990 Wilshire Blvd., Suite 1220
Los Angeles, CA 90024
Attention: President
Telephone: (310) 478-4600
FAX: (310) 478-4601

U.S. MILLS, INC.

By:	/s/ Todd Sanders

Name:	Todd Sanders
Its:	CEO

By:	/s/ Charles Verde

Name:	Charles Verde
Its:	President

Address for Notices:
U.S. Mills, Inc.
200 Reservoir Street
Needham, MA 02494
Attention: President
Telephone: (781) 444-0440
FAX: (781) 444-3411

IBF FUND LIQUIDATING LLC

By:	/s/ Arthur J. Steinberg

Name:	Arthur J. Steinberg
Its:	Manager

Address for Notices:
c/o Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Arthur J. Steinberg, Esq., Manager
Telephone: (212) 836-8564
FAX: (212) 836-6157

SCHEDULES

Schedule 2.17	--	Other Mandatory Payments

Schedule 5.2	--	Required Consents

Schedule 5.3	--	Capitalization, Organization Chart (including all subsidiaries, authorized/issued capitalization, owners, directors, officers and managers) and Joint Ventures

Schedule 5.4	--	Liens; Real and Personal Property Owned or Leased; Leases

Schedule 5.8	--	Taxes

Schedule 5.11	--	Intellectual Property

Schedule 5.15A	--	Existing Indebtedness

Schedule 5.15B	--	Indebtedness Maturing During Term

Schedule 5.16	--	Other Agreements

Schedule 5.17	--	Insurance

Schedule 5.18A	--	Corporate Names

Schedule 5.18B	--	Places of Business

Schedule 6.8	--	Further Assurances/Post Closing

Schedule 7.2	--	Permitted Indebtedness

Schedule 7.3	--	Permitted Liens

Schedule 7.5	--	Dividends

Schedule 7.6	--	Transactions with Affiliates

ANNEX I

FINANCIAL COVENANTS

          1) Minimum EBITDAM

                    For the Test Period ending on November 30, 2005 and for the Test Periods ending on the last day of each calendar month thereafter, Borrower shall not permit its EBITDAM to be less than the following amounts on the Test Periods set forth below:

Test Period Ended	Min. EBITDAM Covenant Level

November 30, 2005	$ 144,500
December 31, 2005	$ 270,225
January 31, 2006	$ 383,650
February 28, 2006	$ 498,525
March 31, 2006	$ 604,750
April 30, 2006	$ 662,550
May 31, 2006	$ 545,500
June 30, 2006	$ 505,750
and the last day of each month thereafter

          2) Maximum Senior Leverage Ratio (Senior Debt to EBITDAM)

                    For the Test Period ending on November 30, 2005 and for each Test Period ending on the last day of each calendar month thereafter, Borrower shall not permit its Maximum Senior Leverage Ratio to be more than 4.60 to 1.0.

          3) Minimum Fixed Charge Coverage Ratio (EBITDAM/Fixed Charges)

                    For the Test Period ending on November 30, 2005 and for the Test Periods ending on the last day of each calendar month thereafter, Borrower shall not permit its Minimum Fixed Charge Coverage Ratio to be less than the following amounts on the Test Periods set forth below:

Test Period Ended	Minimum Fixed Charge Coverage Ratio

November 30, 2005 through and including October 31, 2006	0.80 to 1.0
November 30, 2006 through and including October 31, 2007	0.87 to 1.0
November 30, 2007 and the last day of each month thereafter	0.94 to 1.0

          4) Minimum Liquidity

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                    At Closing and at all other times Borrower shall have not less than $200,000 of Available Cash on hand.

                    For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

                    “Available Cash” shall mean, for and on any date, the sum without duplication of the following for Borrower: (a) unrestricted cash on hand on such date, (b) Cash Equivalents held on such date, and (c) the unborrowed Availability (as such term is defined in the Credit Agreement) on and as of such date.

                    “Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                    “EBITDAM” shall mean, for any Test Period, the sum, without duplication, of the following for Borrower, on a consolidated basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, and (g) plus any management fees paid or accrued by Borrower during such period, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains.

                    “Fixed Charge Coverage Ratio” shall mean, for Borrower collectively on a consolidated basis, the ratio of (a) EBITDAM for the Test Period, to (b) Fixed Charges for the Test Period.

                    “Fixed Charges” shall mean, the sum of the following: (a) Total Debt Service, (b) Capital Expenditures, (c) income taxes paid in cash or accrued, (d) dividends paid or accrued or declared, and (e) management fees paid or accrued.

                    “Interest Expense” shall mean, for any Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) fees with respect to all outstanding

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Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements.

                    “Interest Rate Agreement” shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                    “Total Senior Leverage Ratio” shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) Total Senior Debt on such date, to (ii) EBITDAM for the Test Period most recently ended on such date (taken as one accounting period) multiplied by the factor necessary to convert such Test Period EBITDAM into an annualized basis.

                    “Test Period” shall mean the six most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto; except that for the period prior to the six month anniversary of the Closing Date, the Test Period shall be equal to the trailing number of months then elapsed since November 1, 2005.

                    “Total Senior Debt” shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the total Indebtedness owed to CapitalSource under the Credit Agreement and secured by liens on the Borrower’s assets on such date less cash and Cash Equivalents held on such date.

                    “Total Debt Service” shall mean the sum of (i) all payments of principal on Indebtedness, and (ii) cash Interest Expense, in each case for such period.

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APPENDIX A

DEFINITIONS

                    “Accounts” shall mean all “accounts” (as defined in the UCC) of the Obligors (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                    “Account Debtor” shall mean any Person who is obligated under an Account.

                    “Affiliate” shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise. “Affiliate” shall include any Subsidiary.

                    “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve is closed.

                    “Capital Expenditures” shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

                    “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

                    “Capitalized Lease Obligations” shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

                     “Change of Control” shall mean, with respect to either Obligor, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons who, individually or in the

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aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (iii) the initial public offering of its securities, or (iv) any “change in/of control” or “sale” or “disposition” or similar event as defined in any document governing indebtedness of such Person which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof.

                    “Charter and Good Standing Documents” shall mean, for each Obligor (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date satisfactory to Debenture Holder before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Obligor, (ii) a copy of the bylaws or similar organizational documents certified as of a date satisfactory to Debenture Holder before the Closing Date by the corporate secretary or assistant secretary of such Obligor, (iii) an original certificate of good standing as of a date acceptable to Debenture Holder issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Obligor and of every other jurisdiction in which each Obligor has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Debenture Documents to which such Obligor is a party, certified by an authorized officer of such Person as of the Closing Date.

                    “Closing” shall mean the satisfaction, or written waiver by Debenture Holder, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

                    “Closing Date” shall mean the date of this Agreement.

                    “Collateral” shall have the meaning given such term in Section 2.13.

                    “Collateral Patent, Trademark and Copyright Assignment” shall mean (i) the Intellectual Property Security Agreement dated as of the date hereof made by the Obligors in favor of Debenture Holder or (ii) any patent, trademark, or copyright assignment or acknowledgement executed by and among Borrower and/or Guarantor and Debenture Holder, as such may be modified, amended or supplemented from time to time.

                    “Concentration Account” shall have the meaning given such term in Section 2.16.

                    “Control Collateral” shall have the meaning given such term in Section 2.14.

                    “Convertible Debentures” shall have the meaning given such terms in the recitals of this Agreement.

                    “Debenture Documents” shall mean, collectively and each individually, the Convertible Debentures, the Intellectual Property Security Agreement, the Stock Pledge Agreement, the Lockbox Agreements, the Uniform Commercial Code Financing Statements, the Subordination Agreements, the Landlord Waiver and Consents, and all other agreements, documents, instruments and certificates

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heretofore or hereafter executed or delivered to Debenture Holder in connection with this Agreement or the Acquisition Agreement, as the same may be amended, modified or supplemented from time to time.

                    “Debenture Holder” shall have the meaning given such term in the recitals of this Agreement.

                    “Debtor Relief Law” shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

                    “Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

                    “Distribution” shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

                    “Environmental Laws” shall mean, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

                    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                    “Event of Default” shall mean the occurrence of any event set forth in Article VIII.

                    “Fair Valuation” shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

                    “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

                    “Government Account” shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

                    “Government Contract” shall be defined to mean all contracts with the United States Government or with any agency thereof, and all amendments thereto.

                    “Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or

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administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

                    “Hazardous Substances” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

                    “Indebtedness” of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                    “Indemnified Person” shall have the meaning given such term in Section 12.4.

                    “Insured Event” shall have the meaning given such term in Section 12.4.

                    “Insurer” shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with either Obligor to compensate it for providing services to such Person.

                    “Intellectual Property Security Agreement” shall mean that certain Junior Intellectual Property Security Agreement dated as of the date hereof entered into among Borrower, Guarantor and Debenture Holder, as such agreement may be modified, amended, restated or supplemented from time to time.

                    “Inventory” shall mean all “inventory” (as defined in the UCC) of the Obligors (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                    “Junior Subordination Agreement” shall have the meaning given such term in the recitals of this Agreement.

                    “Landlord Waiver and Consent” shall mean a waiver/consent in form and substance satisfactory to Debenture Holder from the owner/lessor of any premises not owned by either Obligor at which any of the Collateral is now or hereafter located for the purpose of providing Debenture Holder access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

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                    “Lien” shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

                    “Lockbox Accounts” shall have the meaning given such term in Section 2.16.

                    “Lockbox Agreement” shall have the meaning given such term in Section 2.16.

                    “Lockbox Bank” shall have the meaning given such term in Section 2.16.

                    “Junior Management Fee Subordination Agreement” shall mean that certain Junior Management Fee Subordination Agreement dated as of the date hereof entered into by and among Sunset International Holdings, Inc., Borrower and the Debenture Holder, as such agreement may be modified, amended or restated or supplemented from time to time.

                    “Master Subordination Agreement” shall have the meaning given such term in the recitals of this Agreement.

                    “Material Adverse Effect” or “Material Adverse Change” shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has, had or would reasonably be likely to have any material adverse effect upon or change in the validity or enforceability of any Debenture Document, (ii) has been or would reasonably be likely to be material and adverse to the value of any of the Collateral, to the priority of the Debenture Holder’s security interest in the Collateral, or to the business, operations, prospects, properties, assets, liabilities or condition of the Obligors, either individually or taken as a whole, or (iii) has materially impaired or would reasonably be likely to materially impair the ability of either Obligor to pay any portion of the Obligations or to otherwise perform the Obligations or to consummate the transactions under the Debenture Documents executed by such Person.

                    “Non-Compliance Fee” shall mean a daily fee payable by Borrower equal to the greater of (i) $500, or (ii) five one-hundredths of one percent (0.05%) of the outstanding principal balance of the Obligations as of any date of determination.

                    “Obligations” shall mean all present and future obligations, Indebtedness and liabilities of Borrower and Guarantor to Debenture Holder at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Debenture Documents or otherwise relating to the Convertible Debentures, including, without limitation, all applicable fees, charges and expenses and all amounts paid or advanced by Debenture Holder on behalf of or for the benefit of Borrower and/or Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

                    “Permit” shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

                    “Permitted Indebtedness” shall have the meaning given such term in Section 7.2.

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                    “Permitted Liens” shall have the meaning given such term in Section 7.3.

                    “Permitted Subordinated Debt” shall mean indebtedness incurred by Borrower which is subordinated to the indebtedness of Borrower owed to Debenture Holder pursuant to a written agreement approved by Debenture Holder in writing.

                    “Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                    “Receipt” shall have the meaning given such term in Section 12.5.

                    “Released Parties” shall have the meaning given such term in Section 12.11.

                    “Releasing Parties” shall have the meaning given such term in Section 12.11.

                    “Security Documents” shall mean this Agreement, the Stock Pledge Agreement, Collateral Patent, Trademark, and Copyright Assignment, the Intellectual Property Security Agreement, Lockbox Agreements, Uniform Commercial Code Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

                    “Seller” shall have the meaning given such term in the recitals of this Agreement.

                    “Solvency Certificate” shall have the meaning given such term in Section 4.1(d).

                    “Stock Pledge Agreement” shall mean that certain Junior Stock Pledge Agreement by and between Guarantor and Debenture Holder executed in connection herewith as such may be modified, amended or supplemented from time to time.

                    “Subordination Agreements” shall mean, collectively and each individually, (i) the Master Subordination Agreement, (ii) the Junior Subordination and Intercreditor Agreement, and (iii) and any other subordination agreements (the terms of which shall be satisfactory to Debenture Holder) to which Debenture Holder and other creditors of the Obligors are a party, as such agreements may be modified, amended, restated or supplemented from time to time.

                    “Subsidiary” shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

                    “Term” shall mean the period commencing on the date set forth on the first page hereof and ending on the third anniversary hereof.

                    “Termination Date” shall have the meaning given such term in Section 11.1.

                    “Transferee” shall have the meaning given such term in Section 12.2.

                    “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

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                    “Warehouse Waiver and Consent” shall mean a waiver/consent in form and substance satisfactory to Debenture Holder from any warehouseman, fulfillment house or other person owning a facility not owned by the Obligors at which any Inventory is now or hereafter located for the purpose of providing Debenture Holder access to such Inventory, in each case as may be modified, amended or supplemented from time to time.

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